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                                                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP


Chicago, Illinois
September 15, 2000